PR PRELIM ELIMINAR INARY Y WOR WORKING KING DRAF DRAFT T – – SUBJECT SUBJECT TO TO FUR FURTHE THER REV R REVIEW IEW AND AND MOD MODIFICAT IFICATION ION Exhibit (c)(3)(E) PROJECT APPLE DISCUSSION MATERIALS July 24, 2023

Volume (000) Volume (000) PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION HEP and DINO Trading Analysis Since Proposal HEP Price Performance and Volume Since Proposal DINO Price Performance and Volume Since Proposal $53.00 8,000 $20.00 8,000 SMID Cap. Refining: $52.00 +25% 7,000 $51.00 7,000 $19.00 HEP: $18.97 $50.00 +19% 6,000 6,000 $49.00 DINO: $18.00 $48.96 LT&S: $48.00 +17% +11% 5,000 5,000 $47.00 Large Cap. $17.00 Refining: $46.00 +13% 4,000 4,000 MMP/OKE $45.00 XR: Announcement $16.00 +2% $44.00 $15.92 3,000 3,000 Small Cap. $43.00 XR: MLPs: (2%) Unaffected 30-Day +2% $15.00 $42.00 ADTV: 2,547 2,000 2,000 $41.91 $41.00 $14.00 983,200-unit $40.00 1,000 1,000 trade at $16.44 $39.00 Unaffected 30-Day ADTV: 90 $13.00 -- $38.00 -- Volume HEP Volume DINO LT&S Peers Small Cap. MLP Peers Exchange Ratio Large Cap. Refining Exchange Ratio Unaffected 30-Day ADTV (in '000s) SMID Cap. Refining Unaffected 30-Day ADTV (in '000s) Note: Market data as of July 21, 2023. LT&S Peers include: DKL, NS, PAA. Small Cap. MLP peers include CAPL, GEL, GLP. Large Cap. Refining peers include MPC, PSX, VLO. SMID Cap. Refining 1 peers include CVI, DK, PARR, PBF, VTNR. Source: FactSet, company disclosure. Unit Price ($) | Indexed to HEP Share Price ($) | Indexed to DINO

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION HEP and DINO Trading Analysis Since Proposal (Cont’d) Indexed Price Performance Since Proposal LT&S Peer Price Performance Since Proposal 140% DKL NS PAA $21.00 130% PAA: $14.77 +19% 120% NS: $17.39 110% +12% $20.00 DKL: $46.48 100% +2% 90% HEP: $18.97 $19.00 +19% DINO: $48.96 +17% $18.00 LT&S: +11% $17.00 $16.00 $15.92 MMP/OKE $15.00 Announcement $14.00 HEP DINO LT&S Peers 2 Note: Market data as of July 21, 2023. LT&S Peers include: DKL, NS, PAA. Source: FactSet, company disclosure. Unit Price ($) | Indexed to HEP

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Negotiation Summary and Market Trading (1) HEP Peer Perf. Spot Price Negotiations (Consideration) Negotiations (HEP $/Unit) Prem./(Disc.) to HEP Unaff. 30-d (Cum. Since Date HEP DINO DINO CC DINO CC Spot VWAP ($17.10) Unaff.) 5/3/23 $15.92 $41.91 0.3714x $15.57 (2%) (9%) n/a 0.3714x + 7/13/23 $19.07 $47.02 $24.46 +28% +43% +16% $7.00 Cash 0.3150x + 7/21/23 $18.97 $48.96 $18.92 (0%) +11% +11% $3.50 Cash Note: Market data as of July 21, 2023. 3 (1) LT&S Peers include: DKL, NS, PAA. Source: FactSet, company disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Implied Value Over Time – Proposals and Counterproposal Proposals and Counterproposal Value Over Time | Unaffected LTM to Current Average Value to HEP Unitholders $40 Consideration Mix Unaff. LTM Since Announcement 0.3714x + No Cash $19.12 $16.21 0.3150x + $3.50 Cash $19.72 $17.25 $35 0.3714x + $7.00 Cash $26.12 $23.21 HEP $17.86 $17.82 $30 Unaffected Date (5/3/2023) $25.18 $25 $22.12 $20 $18.97 $17.82 $18.92 $18.18 $16.32 $15.12 $15 $10 May-22 Jul-22 Oct-22 Jan-23 Apr-23 Jul-23 0.3714x + No Cash 0.3150x + $3.50 Cash 0.3714x + $7.00 Cash HEP 4 Note: Market data as of July 21, 2023. Source: FactSet. Implied Value to HEP Unitholders

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION

CONFIDENTIAL

Illustrative Consideration Mix Analysis at Proposals

Implied Purchase Price (@ Current DINO - $48.96)			
Equity	0.3714x	0.3150x	0.3714x
Cash	$0.00	$3.50	$7.00
Value	**$18.18**	**$18.92**	**$25.18**
% Cash Consideration	*0%*	*18%*	*28%*
Prem./(Disc.) to Unaff. Close ($15.92)	14%	19%	58%
Prem./(Disc.) to Unaff. 30-d VWAP ($17.10)	6%	11%	47%
Prem./(Disc.) to LT&S Market Adj. HEP Price ($17.70) (1)	3%	7%	42%
Prem./(Disc.) to Current ($18.97)	(4%)	(0%)	33%
Prem./(Disc.) to Unaff. 52-week High ($20.00)	(9%)	(5%)	26%
Prem./(Disc.) to High of Research Target Prices ($20.00)	(9%)	(5%)	26%
Implied TEV/'23E EBITDA	8.3x	8.5x	10.2x
Implied '23E DCF Yield	14.4%	13.9%	10.4%
Implied '23E DPU Yield	7.7%	7.4%	5.6%
Implied All-in XR (@ Current DINO)	0.3714x	0.3865x	0.5144x
Prem./(Disc.) to Unaff. Close (0.3799x)	(2%)	2%	35%
Prem./(Disc.) to Unaff. 30-d VWAP (0.3719x)	(0%)	4%	38%
Prem./(Disc.) to Current (0.3875x)	(4%)	(0%)	33%

	Precedents - All			Precedents - Since 1/1/22		
	Low	Median	High	Low	Median	High
Prem./(Disc.) to Unaff. Close	(9%)	11%	56%	17%	23%	34%
Prem./(Disc.) to Unaff. 30-d VWAP	0%	10%	47%	9%	25%	47%
Prem./(Disc.) to Unaff. 52-week High	(61%)	(10%)	12%	(32%)	(2%)	6%

				Median	
	DKL	NS	PAA	LT&S	Small Cap.
Implied TEV/'23E EBITDA	9.9x	8.5x	8.0x	8.5x	7.1x
Implied '23E DCF Yield	14.4%	18.5%	16.0%	16.0%	16.4%
Implied '23E DPU Yield	8.9%	9.2%	7.3%	8.9%	8.3%

	Precedents - 100% Equity		
	Low	Median	High
Prem./(Disc.) to Unaff. Close	(1%)	10%	34%
Prem./(Disc.) to Unaff. 30-d VWAP	0%	8%	22%

Implied Purchase Price (@ DINO DCF Midpoint - $58.11)			
Equity	0.3714x	0.3150x	0.3714x
Cash	$0.00	$3.50	$7.00
Value	**$21.58**	**$21.80**	**$28.58**
Uplift/(Dec.) vs. HEP "Has" @ DCF Midpoint ($23.79)	*(9%)*	*(8%)*	*20%*

Implied Purchase Price (@ DINO Sensitivity DCF Midpoint - $51.53)			
Equity	0.3714x	0.3150x	0.3714x
Cash	$0.00	$3.50	$7.00
Value	**$19.14**	**$19.73**	**$26.14**
Uplift/(Dec.) vs. HEP "Has" @ DCF Midpoint ($23.79)	*(20%)*	*(17%)*	*10%*

Note: Market data as of July 21, 2023.

(1) Represents hypothetical HEP price if HEP traded in-line with average of LT&S peers since the unaffected date.

Source: FactSet, public disclosure.

INTREPID | 5

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Illustrative Consideration Mix Analysis at Constant 0.3714x Exchange Ratio Implied Purchase Price (@ Current DINO - $48.96) Equity 0.3714x 0.3150x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x $0.00 $3.50 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 Cash Value $18.18 $18.92 $20.18 $21.18 $22.18 $23.18 $24.18 $25.18 Precedents - All Precedents - Since 1/1/22 % Cash Consideration 0% 18% 10% 14% 18% 22% 25% 28% Low Median High Low Median High Prem./(Disc.) to Unaff. Close ($15.92) 14% 19% 27% 33% 39% 46% 52% 58% (9%) 11% 56% 17% 23% 34% Prem./(Disc.) to Unaff. 30-d VWAP ($17.10) 6% 11% 18% 24% 30% 36% 41% 47% 0% 10% 47% 9% 25% 47% (1) Prem./(Disc.) to LT&S Market Adj. HEP Price ($17.70) 3% 7% 14% 20% 25% 31% 37% 42% Prem./(Disc.) to Current ($18.97) (4%) (0%) 6% 12% 17% 22% 27% 33% Prem./(Disc.) to Unaff. 52-week High ($20.00) (9%) (5%) 1% 6% 11% 16% 21% 26% (61%) (10%) 12% (32%) (2%) 6% Prem./(Disc.) to High of Research Target Prices ($20.00) (9%) (5%) 1% 6% 11% 16% 21% 26% Median DKL NS PAA LT&S Small Cap. Implied TEV/'23E EBITDA 8.3x 8.5x 8.8x 9.1x 9.4x 9.6x 9.9x 10.2x 9.9x 8.5x 8.0x 8.5x 7.1x Implied '23E DCF Yield 14.4% 13.9% 13.0% 12.4% 11.8% 11.3% 10.8% 10.4% 14.4% 18.5% 16.0% 16.0% 16.4% Implied '23E DPU Yield 7.7% 7.4% 6.9% 6.6% 6.3% 6.0% 5.8% 5.6% 8.9% 9.2% 7.3% 8.9% 8.3% Precedents - 100% Equity Implied All-in XR (@ Current DINO) 0.3714x 0.3865x 0.4122x 0.4327x 0.4531x 0.4735x 0.4939x 0.5144x Low Median High Prem./(Disc.) to Unaff. Close (0.3799x) (2%) 2% 9% 14% 19% 25% 30% 35% (1%) 10% 34% Prem./(Disc.) to Unaff. 30-d VWAP (0.3719x) (0%) 4% 11% 16% 22% 27% 33% 38% 0% 8% 22% Prem./(Disc.) to Current (0.3875x) (4%) (0%) 6% 12% 17% 22% 27% 33% Implied Purchase Price (@ DINO DCF Midpoint - $58.11) Equity 0.3714x 0.3150x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x $0.00 $3.50 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 Cash Value $21.58 $21.80 $23.58 $24.58 $25.58 $26.58 $27.58 $28.58 Uplift/(Dec.) vs. HEP Has @ DCF Midpoint ($23.79) (9%) (8%) (1%) 3% 8% 12% 16% 20% Implied Purchase Price (@ DINO Sensitivity DCF Midpoint - $51.53) Equity 0.3714x 0.3150x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x 0.3714x $0.00 $3.50 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 Cash Value $19.14 $19.73 $21.14 $22.14 $23.14 $24.14 $25.14 $26.14 Uplift/(Dec.) vs. HEP Has @ DCF Midpoint ($23.79) (20%) (17%) (11%) (7%) (3%) 1% 6% 10% Note: Market data as of July 21, 2023. 6 (1) Represents hypothetical HEP price if HEP traded in-line with average of LT&S peers since the unaffected date. Source: FactSet, public disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Illustrative Consideration Mix Analysis at Various Prices Assumed Purchase Price Current $18.97 $19.50 $20.00 $20.50 $21.00 $21.50 $22.00 $22.50 $23.00 Precedents - All Precedents - Since 1/1/22 Low Median High Low Median High Prem./(Disc.) to Unaff. Close ($15.92) 19% 22% 26% 29% 32% 35% 38% 41% 44% (9%) 11% 56% 17% 23% 34% Prem./(Disc.) to Unaff. 30-d VWAP ($17.10) 11% 14% 17% 20% 23% 26% 29% 32% 35% 0% 10% 47% 9% 25% 47% (1) Prem./(Disc.) to LT&S Market Adj. HEP Price ($17.70) 7% 10% 13% 16% 19% 21% 24% 27% 30% Prem./(Disc.) to Current ($18.97) 0% 3% 5% 8% 11% 13% 16% 19% 21% Prem./(Disc.) to Unaff. 52-week High ($20.00) (5%) (3%) 0% 2% 5% 8% 10% 13% 15% (61%) (10%) 12% (32%) (2%) 6% Median Prem./(Disc.) to High of Research Target Prices ($20.00) (5%) (3%) 0% 2% 5% 8% 10% 13% 15% DKL NS PAA LT&S Small Cap. Implied TEV/'23E EBITDA 8.5x 8.6x 8.8x 8.9x 9.0x 9.2x 9.3x 9.5x 9.6x 9.9x 8.5x 8.0x 8.5x 7.1x Implied '23E DCF Yield 13.8% 13.4% 13.1% 12.8% 12.5% 12.2% 11.9% 11.6% 11.4% 14.4% 18.5% 16.0% 16.0% 16.4% Implied '23E DPU Yield 7.4% 7.2% 7.0% 6.8% 6.7% 6.5% 6.4% 6.2% 6.1% 8.9% 9.2% 7.3% 8.9% 8.3% Precedents - 100% Equity Low Median High Implied All-in XR (@ Current DINO) 0.3875x 0.3983x 0.4085x 0.4187x 0.4289x 0.4391x 0.4493x 0.4596x 0.4698x Prem./(Disc.) to Unaff. Close (0.3799x) 2% 5% 8% 10% 13% 16% 18% 21% 24% (1%) 10% 34% Prem./(Disc.) to Unaff. 30-d VWAP (0.3719x) 4% 7% 10% 13% 15% 18% 21% 24% 26% 0% 8% 22% Prem./(Disc.) to Current (0.3875x) 0% 3% 5% 8% 11% 13% 16% 19% 21% Note: Market data as of July 21, 2023. 7 (1) Represents hypothetical HEP price if HEP traded in-line with average of LT&S peers since the unaffected date. Source: FactSet, public disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Illustrative Exchange Ratio Matrix Implied Exchange Ratio at Various Purchase Prices and Cash Consideration Purchase Price ($/Unit) $0.32 $18.92 $19.50 $20.00 $20.50 $21.00 $21.50 $22.00 $22.50 $23.00 $3.50 0.3150x 0.3268x 0.3370x 0.3472x 0.3574x 0.3676x 0.3779x 0.3881x 0.3983x $4.00 0.3047x 0.3166x 0.3268x 0.3370x 0.3472x 0.3574x 0.3676x 0.3779x 0.3881x $4.50 0.2945x 0.3064x 0.3166x 0.3268x 0.3370x 0.3472x 0.3574x 0.3676x 0.3779x $5.00 0.2843x 0.2962x 0.3064x 0.3166x 0.3268x 0.3370x 0.3472x 0.3574x 0.3676x $5.50 0.2741x 0.2859x 0.2962x 0.3064x 0.3166x 0.3268x 0.3370x 0.3472x 0.3574x $6.00 0.2639x 0.2757x 0.2859x 0.2962x 0.3064x 0.3166x 0.3268x 0.3370x 0.3472x $6.50 0.2537x 0.2655x 0.2757x 0.2859x 0.2962x 0.3064x 0.3166x 0.3268x 0.3370x $7.00 0.2435x 0.2553x 0.2655x 0.2757x 0.2859x 0.2962x 0.3064x 0.3166x 0.3268x 8 Note: Market data as of July 21, 2023. Source: FactSet, company disclosure. Cash Consideration ($/Unit)

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION APPENDIX 9

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Illustrative Consideration Mix Analysis at Constant 0.3150x Exchange Ratio Implied Purchase Price (@ Current DINO - $48.96) Equity 0.3714x 0.3714x 0.3150x 0.3150x 0.3150x 0.3150x 0.3150x Cash $0.00 $7.00 $3.50 $4.50 $5.50 $6.50 $7.00 Value $18.18 $25.18 $18.92 $19.92 $20.92 $21.92 $22.42 Precedents - All Precedents - Since 1/1/22 % Cash Consideration 0% 28% 18% 23% 26% 30% 31% Low Median High Low Median High Prem./(Disc.) to Unaff. Close ($15.92) 14% 58% 19% 25% 31% 38% 41% (9%) 11% 56% 17% 23% 34% Prem./(Disc.) to Unaff. 30-d VWAP ($17.10) 6% 47% 11% 17% 22% 28% 31% 0% 10% 47% 9% 25% 47% (1) Prem./(Disc.) to LT&S Market Adj. HEP Price ($17.70) 3% 42% 7% 13% 18% 24% 27% Prem./(Disc.) to Current ($18.97) (4%) 33% (0%) 5% 10% 16% 18% Prem./(Disc.) to Unaff. 52-week High ($20.00) (9%) 26% (5%) (0%) 5% 10% 12% (61%) (10%) 12% (32%) (2%) 6% Prem./(Disc.) to High of Research Target Prices ($20.00) (9%) 26% (5%) (0%) 5% 10% 12% Median DKL NS PAA LT&S Small Cap. Implied TEV/'23E EBITDA 8.3x 10.2x 8.5x 8.7x 9.0x 9.3x 9.4x 9.9x 8.5x 8.0x 8.5x 7.1x Implied '23E DCF Yield 14.4% 10.4% 13.9% 13.2% 12.5% 12.0% 11.7% 14.4% 18.5% 16.0% 16.0% 16.4% Implied '23E DPU Yield 7.7% 5.6% 7.4% 7.0% 6.7% 6.4% 6.2% 8.9% 9.2% 7.3% 8.9% 8.3% Precedents - 100% Equity Low Median High Implied All-in XR (@ Current DINO) 0.3714x 0.5144x 0.3865x 0.4069x 0.4273x 0.4478x 0.4580x Prem./(Disc.) to Unaff. Close (0.3799x) (2%) 35% 2% 7% 12% 18% 21% (1%) 10% 34% Prem./(Disc.) to Unaff. 30-d VWAP (0.3719x) (0%) 38% 4% 9% 15% 20% 23% 0% 8% 22% Prem./(Disc.) to Current (0.3875x) (4%) 33% (0%) 5% 10% 16% 18% Implied Purchase Price (@ DINO DCF Midpoint - $58.11) Equity 0.3714x 0.3714x 0.3150x 0.3150x 0.3150x 0.3150x 0.3150x $0.00 $7.00 $3.50 $4.50 $5.50 $6.50 $7.00 Cash Value $21.58 $28.58 $21.80 $22.80 $23.80 $24.80 $25.30 Uplift/(Dec.) vs. HEP Has @ DCF Midpoint ($23.79) (9%) 20% (8%) (4%) 0% 4% 6% Implied Purchase Price (@ DINO Sensitivity DCF Midpoint - $51.53) Equity 0.3714x 0.3714x 0.3150x 0.3150x 0.3150x 0.3150x 0.3150x $0.00 $7.00 $3.50 $4.50 $5.50 $6.50 $7.00 Cash Value $19.14 $26.14 $19.73 $20.73 $21.73 $22.73 $23.23 Uplift/(Dec.) vs. HEP Has @ DCF Midpoint ($23.79) (20%) 10% (17%) (13%) (9%) (4%) (2%) Note: Market data as of July 21, 2023. 10 (1) Represents hypothetical HEP price if HEP traded in-line with average of LT&S peers since the unaffected date. Source: FactSet, public disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Illustrative Consideration Mix Analysis at Constant $3.50/Unit Cash Implied Purchase Price (@ Current DINO - $48.96) Equity 0.3714x 0.3714x 0.3150x 0.3250x 0.3500x 0.3750x 0.4000x 0.4250x $0.00 $7.00 $3.50 $3.50 $3.50 $3.50 $3.50 $3.50 Cash Value $18.18 $25.18 $18.92 $19.41 $20.64 $21.86 $23.08 $24.31 Precedents - All Precedents - Since 1/1/22 % Cash Consideration 0% 28% 18% 18% 17% 16% 15% 14% Low Median High Low Median High Prem./(Disc.) to Unaff. Close ($15.92) 14% 58% 19% 22% 30% 37% 45% 53% (9%) 11% 56% 17% 23% 34% Prem./(Disc.) to Unaff. 30-d VWAP ($17.10) 6% 47% 11% 14% 21% 28% 35% 42% 0% 10% 47% 9% 25% 47% (1) Prem./(Disc.) to LT&S Market Adj. HEP Price ($17.70) 3% 42% 7% 10% 17% 23% 30% 37% Prem./(Disc.) to Current ($18.97) (4%) 33% (0%) 2% 9% 15% 22% 28% Prem./(Disc.) to Unaff. 52-week High ($20.00) (9%) 26% (5%) (3%) 3% 9% 15% 22% (61%) (10%) 12% (32%) (2%) 6% Prem./(Disc.) to High of Research Target Prices ($20.00) (9%) 26% (5%) (3%) 3% 9% 15% 22% Median DKL NS PAA LT&S Small Cap. Implied TEV/'23E EBITDA 8.3x 10.2x 8.5x 8.6x 8.9x 9.3x 9.6x 10.0x 9.9x 8.5x 8.0x 8.5x 7.1x Implied '23E DCF Yield 14.4% 10.4% 13.9% 13.5% 12.7% 12.0% 11.4% 10.8% 14.4% 18.5% 16.0% 16.0% 16.4% Implied '23E DPU Yield 7.7% 5.6% 7.4% 7.2% 6.8% 6.4% 6.1% 5.8% 8.9% 9.2% 7.3% 8.9% 8.3% Precedents - 100% Equity Implied All-in XR (@ Current DINO) 0.3714x 0.5144x 0.3865x 0.3965x 0.4215x 0.4465x 0.4715x 0.4965x Low Median High Prem./(Disc.) to Unaff. Close (0.3799x) (2%) 35% 2% 4% 11% 18% 24% 31% (1%) 10% 34% Prem./(Disc.) to Unaff. 30-d VWAP (0.3719x) (0%) 38% 4% 7% 13% 20% 27% 34% 0% 8% 22% Prem./(Disc.) to Current (0.3875x) (4%) 33% (0%) 2% 9% 15% 22% 28% Implied Purchase Price (@ DINO DCF Midpoint - $58.11) Equity 0.3714x 0.3714x 0.3150x 0.3250x 0.3500x 0.3750x 0.4000x 0.4250x $0.00 $7.00 $3.50 $3.50 $3.50 $3.50 $3.50 $3.50 Cash Value $21.58 $28.58 $21.80 $22.38 $23.84 $25.29 $26.74 $28.20 Uplift/(Dec.) vs. HEP Has @ DCF Midpoint ($23.79) (9%) 20% (8%) (6%) 0% 6% 12% 19% Implied Purchase Price (@ DINO Sensitivity DCF Midpoint - $51.53) Equity 0.3714x 0.3714x 0.3150x 0.3250x 0.3500x 0.3750x 0.4000x 0.4250x $0.00 $7.00 $3.50 $3.50 $3.50 $3.50 $3.50 $3.50 Cash Value $19.14 $26.14 $19.73 $20.25 $21.54 $22.83 $24.11 $25.40 Uplift/(Dec.) vs. HEP Has @ DCF Midpoint ($23.79) (20%) 10% (17%) (15%) (9%) (4%) 1% 7% Note: Market data as of July 21, 2023. 11 (1) Represents hypothetical HEP price if HEP traded in-line with average of LT&S peers since the unaffected date. Source: FactSet, public disclosure.

PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION Disclaimer These materials have been prepared by Intrepid Partners, LLC (“Intrepid”) for the Conflicts Committee (the “Committee”) of the Board of Directors of Holly Logistic Services, L.L.C. (the “General Partner”), the ultimate general partner of Holly Energy Partners, L.P. (“HEP”), to whom such materials are directly addressed and delivered. These materials are confidential and may not be used or relied upon by any other person or for any purpose other than as specifically contemplated by a written agreement with Intrepid. These materials have been developed by and are proprietary to Intrepid and were prepared exclusively for the benefit and internal use of the Committee in connection with evaluating the Proposed Transaction with HEP and HF Sinclair Corporation (“DINO”). These materials are based upon information provided by or on behalf of the management of DINO and the General Partner, from public sources, or otherwise reviewed by Intrepid. Intrepid has relied upon and assumes no responsibility for independent investigation or verification of such information and has relied upon such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future performance prepared by or reviewed with management of DINO or the General Partner and/or other potential transaction participants or obtained from public sources, Intrepid has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of DINO, and the General Partner or such other potential transaction participants (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Actual results may differ materially from such estimates and forecasts. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information, and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past, the present or the future. The materials and related commentary are not intended to provide the only basis for evaluating, and should not be considered a recommendation with respect to, the consideration paid, the proposed transaction or any transaction or other matter. These materials are also subject to the qualifications and limitations described in any accompanying written opinion letter. These materials were compiled on a confidential basis solely for use by the Committee and may not be relied on by any other party (including stakeholders in either entity), even if such parties are provided a copy of these materials. These materials were prepared without a view to public disclosure or filing thereof under state or federal laws, and may not be redistributed, reproduced, distributed, passed to others, transmitted, quoted or referred to, in whole or in part, without the prior written permission of Intrepid in accordance with the terms of our engagement letter with the Committee. These materials speak only as of the date on the cover and Intrepid assumes no obligation to update these materials or inform any recipient of changed circumstances, events or information. These materials were prepared for a specific use by specific persons and were not prepared to conform with any disclosure standards under securities laws or otherwise. In the ordinary course of its business, each of Intrepid and its affiliates may actively trade or hold the securities of DINO, HEP or other parties involved in a proposed transaction for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Intrepid will receive a fee in connection with delivery of an opinion relating to the proposed transaction. These materials do not constitute, nor do they form part of, an offer or solicitation to sell or purchase any securities or instruments and are not a commitment by Intrepid or any of its affiliates to provide, arrange or underwrite any financing for any transaction or to purchase any security in connection therewith. These materials may not reflect information known to other professionals in other business areas of Intrepid and its affiliates. Intrepid and its affiliates do not provide legal, regulatory, accounting, bankruptcy, securities or tax advice. Any statements contained herein as to tax matters were neither written nor intended by Intrepid or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, regulatory accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the evaluation and impact of any transactions or matters described herein.